As filed with the Securities and Exchange Commission on July 31, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KINDRED HEALTHCARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	8050	61-1323993
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

680 South Fourth Street

Louisville, KY 40202-2412

(502) 596-7300

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kindred Healthcare, Inc. 2011 Stock Incentive Plan, Amended and Restated

(Full Title of the Plan)

Joseph L. Landenwich, Esq.

Co-General Counsel and Corporate Secretary

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, KY 40202-2412

(502) 596-7300

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Michael Albano, Esq.

Cleary, Gottlieb, Steen & Hamilton

One Liberty Plaza

New York, NY 10006

(212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Kindred Healthcare, Inc. Common Stock, par value $0.25 per share, to be issued under the Kindred Healthcare, Inc. 2011 Stock Incentive Plan, Amended and Restated	2,700,000	$24.165	$65,245,500	$8,403.62

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Kindred Healthcare, Inc. (the “Registrant”) common stock, par value $0.25 per share (the “Common Stock”) that become issuable under the Kindred Healthcare, Inc. 2011 Stock Incentive Plan, Amended and Restated (the “Stock Incentive Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the registrant’s outstanding shares of Common Stock.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock of the Registrant as reported on the New York Stock Exchange on July 28, 2014.

Explanatory Note

On March 26, 2014, the Board of Directors of the Registrant amended and restated the Stock Incentive Plan to, among other things, increase the maximum number of shares of Common Stock that may be issued pursuant to awards that may be granted under the Stock Incentive Plan by 2,700,000. The Registrant’s shareholders approved the amendments to the Stock Incentive Plan at the Registrant’s Annual Meeting of Shareholders held on May 22, 2014.

The additional shares of Common Stock to be registered by this Registration Statement are of the same class as those securities covered by the Registrant’s previously filed Registration Statement on Form S-8 filed on May 31, 2011 (Registration No. 333-174615) with respect to the Stock Incentive Plan (the “Prior Registration Statement”). This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of an additional 2,700,000 shares of Common Stock issuable pursuant to awards to be granted under the Stock Incentive Plan. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, made in connection with the Plan, including the periodic reports that the Registrant filed after the Prior Registration Statement to maintain current information about the Registrant, are incorporated herein by reference.

Part II

Item 8. Exhibits.

In addition to the exhibits filed or incorporated by reference into the Prior Registration Statement, the following documents are filed as exhibits to this Registration Statement.

Exhibit No.	Description	Method of Filing

4.1	The Kindred Healthcare, Inc. 2011 Stock Incentive Plan, Amended and Restated	Filed as Appendix A to the Registrant’s Proxy Statement on Schedule 14A, filed by the Registrant with the Securities and Exchange Commission on April 3, 2014

5.1	Opinion of Joseph L. Landenwich as to the validity of the securities being registered	Filed herewith

23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith

23.2	Consent of Joseph L. Landenwich	Included in Exhibit 5.1

24	Power of Attorney (filed as part of signature pages)	Included on the signature page

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Kentucky, on the 31st day of July, 2014.

KINDRED HEALTHCARE, INC.

By:	/s/ Stephen D. Farber
Name:	Stephen D. Farber
Title:	Executive Vice President, Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Stephen D. Farber and Joseph L. Landenwich, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by each of the following persons in the capacities indicated, on the 31st day of July 2014.

Signature	Title

/s/ Paul J. Diaz	Chief Executive Officer and Director
Paul J. Diaz	(Principal Executive Officer)

/s/ Stephen D. Farber	Executive Vice President, Chief Financial
Stephen D. Farber	Officer (Principal Financial Officer)

/s/ John J. Lucchese	Senior Vice President and Chief Accounting
John J. Lucchese	Officer (Principal Accounting Officer)

Signature	Title

/s/ Phyllis R. Yale	Chair of the Board
Phyllis R. Yale

/s/ Joel Ackerman	Director
Joel Ackerman

/s/ Jonathan D. Blum	Director
Jonathan D. Blum

/s/ Thomas P. Cooper, M.D.	Director
Thomas P. Cooper, M.D.

/s/ Heyward R. Donigan	Director
Heyward R. Donigan

/s/ Richard Goodman	Director
Richard Goodman

/s/ Christopher T. Hjelm	Director
Christopher T. Hjelm

/s/ Fred J. Kleisner	Director
Fred J. Kleisner

/s/ John H. Short, Ph.D.	Director
John H. Short, Ph.D.

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

4.1	The Kindred Healthcare, Inc. 2011 Stock Incentive Plan, Amended and Restated	Filed as Appendix A to the Registrant’s Proxy Statement on Schedule 14A, filed by the Registrant with the Securities and Exchange Commission on April 3, 2014

5.1	Opinion of Joseph L. Landenwich as to the validity of the securities being registered	Filed herewith

23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith

23.2	Consent of Joseph L. Landenwich	Included in Exhibit 5.1

24	Power of Attorney	Included on signature page